ULURU NEWS

Contact: Company
Kerry P. Gray
President & CEO
Terry K. Wallberg
Vice President & CFO
(214) 905-5145

ULURU INC. ANNOUNCES FIRST QUARTER RESULTS
-- Generates Positive Cash Flow --

Addison, Texas, May 15, 2007; ULURU INC. (OTCBB. ULUR) today announced results of operations for the first quarter 2007.

For the three months ended March 31, 2007 the Company reported a net loss of $847,151 or 1 cent per share compared with a loss for the corresponding period in 2006 of $2,917,723 or 26 cents per share. Cash and cash equivalents increased by $34,474 from December 31, 2006 to $16,952,481 at March 31, 2007. This increase in part reflects the receipt of a $600,000 one time licensing payment which for GAAP accounting purposes is deferred and recognized over the life of the license.

Revenues for the first quarter were $383,511, an increase of $116,347 over the 2006 revenues of $267,164. Licensing fees primarily associated with Zindaclin® and OraDisc™ B were $138,050 and sponsored research for our erodible film technology was $190,000 which in total exceeded the 2006 first quarter by $243,058. This was partially offset by reduced royalties of $126,711 which reflects the change in terms of our Aphthasol® U.S. license agreement which became effective in April 2006.

Total costs and expenses increased by $411,569 in the first quarter 2007 to $1,442,893, compared with the corresponding period in 2006 where total costs and expenses were $1,031,324. General and administrative expenses were responsible for a significant portion of this increase. General and administrative expenses increased from $283,029 in the first quarter 2006 to $595,239 in 2007, a $312,210 increase. Legal, director fees, insurance, audit and shareholders expenses, which are principally related to being a public company, increased by $192,000 as the company was not public in the comparable period in 2006. Of the remaining balance, compensation expense increased $60,000 reflecting incentive accruals and stock-based compensation costs. Research and development costs increased from $476,396 in the first quarter 2006 to $565,408 in 2007. This increase is entirely due to fees payable to the Food and Drug Administration of $51,000 and increased compensation expense of $34,000 as we expanded our research and development staff. The balance of the operating expenses were non-cash amortization and depreciation expenses which are primarily due to the amortization of the purchased patents associated with the technology. These expenses increased from $271,899 in the first quarter 2006 to $282,246 in 2007. This increase reflects our purchase of the nanoparticle aggregate patent portfolio in December 2006.

Other income increased significantly in 2007 to $212,231, compared with an expense of $2,153,563 in 2006. This reflects the recapitalization of the Company in December 2006 when all outstanding debt was retired. Net interest income in 2007 was $212,231 compared with an expense of $365,623, a $577,854 improvement. In addition, the 2006 period included a $1,787,940 commitment fee associated with a Standby Equity Agreement.

Commenting on the quarterly results, Kerry P. Gray, President and CEO stated, “Financial objectives for the quarter were achieved with the company generating a positive cash flow. Our revenue objectives were achieved and with the exception of administrative expense, where fees associated with the financing and public company costs exceeded our projections, all other expense categories were in line with expectations. Great progress has been made introducing our technology to corporate partners which we believe will favorably impact our 2007 performance. Additionally, we continue to make valuable advances in the development of our technologies. Recently a study evaluating a number of growth factors used in our nanoparticle wound technology has been completed which has generated exciting results. In addition we have made further improvements to provide additional product advantages for our breast implant material.”

About ULURU Inc.:

ULURU Inc. is an emerging specialty pharmaceutical company focused on the development of a portfolio of wound management, plastic surgery and oral care products to provide patients and consumers improved clinical outcomes through controlled delivery utilizing its innovative transmucosal delivery system and Hydrogel Nanoparticle Aggregate technology. For further information about ULURU Inc., please visit our website at www.uluruinc.com.

This press release contains certain statements that are forward-looking within the meaning of Section 27a of the Securities Act of 1933, as amended, including but not limited to statements made relating) relating to future financial performance of ULURU Inc. (the "Company"). When used in this press release, the words "may," "targets," "goal," "could," "should," "would," "believe," "feel," "expects," "confident," "anticipate," "estimate," "intend," "plan," "potential" and similar expressions may be indicative of forward-looking statements including without limitation statements relating to the progress of our technology with corporate partners favorably impacting 2007 performance, pre-clinical results for our products and advantages of our products. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Company's control. The Company cautions that various factors, including the factors described hereunder and those discussed in the Company's other filings with the Securities and Exchange Commission, as well as general economic conditions, industry trends, collect accounts receivable, hire and retain qualified personnel, Food and Drug Administration regulations, adverse litigation, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements of the Company made by or on behalf of the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These statements are subject to numerous risks and uncertainties, including but not limited to the risk factors detailed in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 and other reports filed by us with the Securities and Exchange Commission.

ULURU Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2007	March 31, 2006
REVENUES
License fees	$138,050	$-0-
Royalty income	55,461	182,172
Other	190,000	84,992
Total Revenues	383,511	267,164

COSTS AND EXPENSES
Research and development	565,408	476,396
General and administrative	595,239	283,029
Amortization	265,543	257,174
Depreciation	16,703	14,725
Total Costs and Expenses	1,442,893	1,031,324

OPERATING (LOSS)	(1,059,382)	(764,160)

Other Income (Expense)
Interest and miscellaneous income	213,805	8,380
Interest expense	(1,574)	(374,003)
Commitment fee - Standby Equity Agreement	-0-	(1,787,940)

NET (LOSS)	$(847,151)	$(2,917,723)

Basic and diluted net (loss) per common share	$(0.01)	$(0.26)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	60,729,997	11,020,492

ULURU Inc.
CONSOLIDATED SUMMARY BALANCE SHEET DATA
MARCH 31, 2007

	March 31, 2007	December 31, 2006
	(Unaudited)
Cash and cash equivalents	$16,952,481	$16,918,007
Current assets	17,772,693	17,856,476
Property and equipment, net	911,326	691,132
Other assets	11,856,915	12,119,618
Total assets	30,540,934	30,667,226

Current liabilities	1,463,559	1,382,003
Long term liabilities - deferred revenue	536,716	-0-
Total liabilities	2,000,275	1,382,003
Total stockholders’ equity	28,540,659	29,285,223